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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 12, 2001, (except with respect to the matter discussed in the fourth paragraph of Note 19, as to which the date is April 16, 2001), and our report dated April 16, 2001, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-98116, 333-09083, 333-09087, 333-30114, and 333-36890 and on Form S-3 File Nos.
333-18313 and 333-49306.

                                    ARTHUR ANDERSEN LLP

Dallas, Texas
April 16, 2001